Exhibit 10.50

FOURTH AMENDMENT to LICENSE AGREEMENT

UC CONTROL NUMBER 2008-03-0236, EFFECTIVE OCTOBER 31, 2007

between

RAPTOR PHARMACEUTICALS, INC.

and

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

for:

CASE NO. SD2006-092: “Enterically Coated Cysteamine”

This fourth amendment (“Fourth Amendment”) to the License Agreement, UC Control No. 2008-03-0236, for Case No. SD2006-092 “Enterically Coated Cysteamine” effective October 31, 2007, as amended as of November 11, 2008, amended and restated as of October 30, 2012 and amended as of March 1, 2013 (“Agreement”) is made as of December 16, 2013 (the “4th Amendment Date”) by and between Raptor Pharmaceuticals, Inc. (f/k/a Raptor Therapeutics, Inc.), a Delaware corporation having an address at 5 Hamilton Landing, Suite 160, Novato, CA, 94949 (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).

Whereas, LICENSEE has moved its physical address and the address for correspondence will be updated to reflect this new situation;

Whereas, LICENSEE has changed its fiscal calendar such that it is now on a calendar year fiscal calendar; and

Whereas, LICENSEE and UNIVERSITY wish to amend the Agreement to clarify certain of LICENSEE’s obligations with respect to the timing of reports and payments for royalties.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:

1.                    Section 4.1(b) of the Agreement is hereby deleted and restated in its entirety as follows:

(b)            Royalty Reports. After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY quarterly royalty reports on or before each March 31, June 30, September 30 and December 31 of each year. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar quarter (until the expiration or termination of such period or the earlier expiration or termination of this Agreement) and shall show:

(i)	the date of first commercial sale of a Licensed Product in each country;

(ii)	the gross sales, deductions as provided in Paragraph 1.5 and Net Sales during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;

(iii)	the applicable Indication for each type of Licensed Product sold;

(iv)	the number of each type of Licensed Product sold;

(v)	Sublicense Fees and royalties received during the most recently completed calendar quarter in US dollars, payable with respect thereto;

(vi)	the method used to calculate the royalties; and

(vii)	the exchange rates used.

If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report.

2.                   Section 4.3(b)(ii) of the Agreement is hereby deleted and restated in its entirety as follows:

“(ii) LICENSEE shall pay to UNIVERSITY earned royalties within forty-five (45) days after the end of each previously stated quarter [noted in section 4.1(b)]. Each such payment shall be for earned royalties accrued within such preceding quarter.”

3.                    Section 10.1 of the Agreement is hereby deleted and restated in its entirety as follows:

10.1 Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(b)	on the date of delivery if delivered in person, or

(c)	five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

If sent to LICENSEE:
Raptor Pharmaceuticals, Inc.
5 Hamilton Landing, Suite 160
Novato, CA 94949
Attention: Ted Daley, Chief Business Officer
Phone: 415-408-6207 (direct)
Fax: 415-382-8002

If sent to UNIVERSITY by mail:
University of California, San Diego
Technology Transfer Office
9500 Gilman Drive
Mail Code 0910
La Jolla, CA 92093-0910
Attention: Assistant Vice Chancellor

If sent to UNIVERSITY by courier:
University of California, San Diego
Technology Transfer Office
10300 North Torrey Pines Road
Torrey Pines Center North, Third Floor
La Jolla, CA 92037
Attention: Assistant Vice Chancellor

4.                   MISCELLANEOUS.

4.1            Defined Terms. All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

4.2            Continuing Effect. This Fourth Amendment shall be effective for all purposes from and after the 4th Amendment Date. Except as otherwise expressly modified by this Fourth Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

4.3            Governing Laws. This Fourth Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

4.4            Counterparts. The parties agree that this Fourth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Signatures to this Fourth Amendment delivered by facsimile or other form of electronic transmission will be deemed to be binding as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Fourth Amendment, in duplicate originals, by their respective and duly authorized officers on the day and year written below.

RAPTOR PHARMACEUTICALS, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Thomas E. Daley	By:	/s/ Jane Moores

Name: Thomas E. Daley		Jane Moores, Ph.D.

Title: Chief Business Officer		Assistant Vice-Chancellor, Intellectual Property

Date:	12/16/13	Date:	1/6/14